Exhibit 99.1

LIBERTY MEDIA CORPORATION ANNOUNCES AGREEMENT WITH IRS

Englewood, Colo, Dec 20 - Liberty Media Corporation (“Liberty Media”) (Nasdaq: LMCA, LMCB) announced that its former parent, Liberty Interactive Corporation (“Liberty Interactive”), and Liberty Media reached an agreement with the IRS on December 16, 2011 (the “Agreement”) to settle each of the disputed tax positions taken by the Liberty Interactive affiliated group in 2010 for U.S. federal income tax purposes. As a result of the Agreement, Liberty Media will make a payment of approximately $136 million for federal income taxes. With the execution of the Agreement, Liberty Media and Liberty Interactive have resolved all outstanding disputed tax positions with the IRS through 2010.

For financial statement purposes, the Agreement will result in a decrease to Liberty Media's short term deferred federal income tax liability of $700 million (related to the recognition of deferred derivative gains) and a decrease to Liberty Media's long term deferred federal income tax asset of $460 million (related to the use of capital losses). Liberty Media expects to record a current federal income tax expense of approximately $136 million and a deferred federal income tax benefit of approximately $240 million during the fourth quarter of 2011.

In connection with the Agreement, Liberty Media intends to settle all outstanding share borrowing arrangements by releasing the pledged shares to the counterparty. Pursuant to the Agreement, such settlement will not result in the recognition by Liberty Media of any further taxable gain or loss.

A summarized pro forma balance sheet and statement of operations are provided below for the period ended September 30, 2011 which reflect the tax settlement and the pending settlement of all outstanding share borrowing arrangements which are expected to be completed by December 31, 2011.

About Liberty Media Corporation
Liberty Media (Nasdaq: LMCA, LMCB) owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Starz, LLC, SiriusXM, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc. and Viacom.

Contact:
Courtnee Ulrich
720-875-5420

Liberty Media Corporation
Condensed Pro Forma Consolidated Balance Sheet Information (A)
September 30, 2011
(unaudited)

	Consolidated Liberty Media as Reported	Impact to deferred taxes (B)	Cash payment (C)	Impact to AFS securities and share borrows (D)	Financial reporting reclassification	Consolidated Liberty Media as Adjusted
ASSETS
Current assets:
Cash	$1,937		(136)			$1,801
Other current assets	1,830					1,830
Total current assets	3,767	—	(136)	—		3,631

Investments in AFS securities and others	2,782			(1,076)		1,706
Investments in equity method affiliates	507					507
Property and equipment, net	219					219
Intangible assets not subject to amortization	475					475
Deferred tax asset	238	(460)			222	—
Other assets, at cost, net of amortization	927					927

Total assets	$8,915	(460)	(136)	(1,076)	222	$7,465

LIABILITIES AND EQUITY
Current liabilities:
Derivative Instrument Obligation	$1,085			(1,076)		$9
Current portion of debt	754					754
Current deferred income tax liability	742	(700)				42
Other Current Liabilities	431					431
Total current liabilities	3,012	(700)	—	(1,076)		1,236

Long-term debt	37					37
Deferred income tax liabilities	—				222	222
Other liabilities	788					788
Total liabilities	3,837	(700)	—	(1,076)	222	2,283

Combined equity	5,084	240	(136)		—	5,188
Noncontrolling interests in equity of subsidiaries	(6)					(6)

Total liabilities and equity	$8,915	(460)	(136)	(1,076)	222	$7,465

Notes to Condensed Pro Forma Consolidated Balance Sheet Information:
(A) The above balance sheet information illustrates the impact on Liberty Media's consolidated unaudited balance sheet as if the Agreement had been reached and as if the share borrowing arrangements had been unwound as of September 30, 2011. In connection with the Agreement, Liberty Media intends to settle all outstanding share borrowing arrangements prior to December 31, 2011. This is included for illustrative purposes only and only includes federal tax impacts.
(B) As a result of the Agreement, Liberty Media's short term deferred federal income tax liability will decrease $700 million related to the recognition of deferred derivative gains and Liberty Media's long-term deferred federal income tax asset will decrease $460 million due to the use of capital losses. This will result in the recognition of a deferred federal income tax benefit of approximately $240 million during the fourth quarter of 2011.
(C) Represents the cash payment to the IRS in the amount of $136 million. Does not include additional payments related to interest and state income tax liabilities arising from the Agreement. This will result in Liberty Media recording a current federal income tax expense of approximately $136 million during the fourth quarter of 2011.
(D) Represents the impact of settling all outstanding share borrowing arrangements by releasing the underlying securities to the counterparty, which is expected to occur prior to December 31, 2011. Represents the fair value of the share borrowing arrangements and underlying securities as of September 30, 2011. The delivery of the underlying shares and the unwind of the share borrowing arrangement will not result in any income statement impact as both the underlying shares and the share borrow liability are recorded at fair value on Liberty Media's balance sheet.

Liberty Media Corporation
Condensed Pro Forma Consolidated Statement of Operations (A)
Nine months ended September 30, 2011
(unaudited)

	Consolidated Liberty Media as Reported	Impact to deferred taxes (B)	Cash payment (C)	Impact to AFS securities and share borrows (D)	Consolidated Liberty Media as Adjusted
REVENUE:
Communication and programming services	$2,051				$2,051

OPERATING COSTS AND EXPENSES:
Operating	1,048				1,048
Selling, general and administrative, including stock based compensation	290				290
Legal settlement	(7)				(7)
Depreciation and amortization	56				56
	1,387	—	—	—	1,387
Operating income	664	—	—	—	664

OTHER INCOME (EXPENSE):
Interest expense	(13)				(13)
Share of earnings of affiliates net	3				3
Realized and unrealized gains (losses) on financial instruments, net	(81)				(81)
Other, net	60				60
	(31)	—	—	—	(31)
Earnings from continuing operations before income taxes	633	—	—	—	633
Income tax benefit (expense)	(256)	240	(136)		(152)
Net earnings	377	240	(136)	—	481
Less net earnings attributable to the noncontrolling interests	(1)				(1)
Net earnings attributable to Liberty Media Corporation shareholders	$378	240	(136)	—	$482

Notes to Condensed Pro Forma Consolidated Statement of Operations:
(A) The above income statement information illustrates the impact on Liberty Media's consolidated unaudited balance sheet as if the Agreement had been reached and as if the share borrowing arrangements had been unwound as of September 30, 2011. In connection with the Agreement, Liberty Media intends to settle all outstanding share borrowing arrangements prior to December 31, 2011. This is included for illustrative purposes only and only includes federal tax impacts.
(B) As a result of the Agreement, Liberty Media's short term deferred federal income tax liability will decrease $700 million related to the recognition of deferred derivative gains and Liberty Media's long-term deferred federal income tax asset will decrease $460 million due to the use of capital losses. This will result in the recognition of a deferred federal income tax benefit of approximately $240 million during the fourth quarter of 2011.
(C) As a result of the anticipated $136 million payment to the IRS, Liberty Media will record a current federal income tax expense of approximately $136 million during the fourth quarter of 2011.
(D) Represents the impact of settling all outstanding share borrowing arrangements by releasing the underlying securities to the counterparty, which is expected to occur prior to December 31, 2011. The delivery of the underlying shares and the unwind of the share borrowing arrangement will not result in any income statement impact as both the underlying shares and the share borrow liability are recorded at fair value.